Exhibit 99.1
AVERY DENNISON ANNOUNCES
SECOND QUARTER 2010 RESULTS
PASADENA, Calif. — July 28, 2010 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited second quarter 2010 results. All non-GAAP terms are reconciled to GAAP in the attached tables.
Second Quarter Financial Summary — Preliminary
($ millions, except per share amounts)

	2Q	2Q	% Change vs. P/Y
	2010	2009	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$923.9	$793.6	16%	15%
Retail Information Services	411.9	330.9	24%	23%
Office and Consumer Products	208.9	216.9	-4%	-5%
Other specialty converting businesses	135.4	114.0	19%	19%

Total net sales	$1,680.1	$1,455.4	15%	14%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
			% Change	% of Sales				% Change	% of Sales
	2010	2009	Fav(Unf)	2010	2009	2010	2009	Fav(Unf)	2010	2009
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$87.5	$50.6		9.5%	6.4%	$89.0	$64.4		9.6%	8.1%
Retail Information Services	35.6	(5.1)		8.6%	-1.5%	36.2	0.0		8.8%	0.0%
Office and Consumer Products	31.5	34.5		15.1%	15.9%	33.3	37.5		15.9%	17.3%
Other specialty converting businesses	4.2	(11.2)		3.1%	-9.8%	4.2	(3.5)		3.1%	-3.1%
Corporate expense	(11.9)	(8.2)				(11.2)	(8.2)

Total operating income before interest and taxes	$146.9	$60.6	142%	8.7%	4.2%	$151.5	$90.2	68%	9.0%	6.2%
Interest expense	21.1	20.4				21.1	20.4
Income from operations before taxes	$125.8	$40.2	213%	7.5%	2.8%	$130.4	$69.8	87%	7.8%	4.8%
Provision for income taxes	$42.0	$0.4				$30.5	$10.5
Net income	$83.8	$39.8	111%	5.0%	2.7%	$99.9	$59.3	68%	5.9%	4.1%
Net income per common share, assuming dilution	$0.78	$0.38	105%			$0.94	$0.56	68%

	2010	2009

YTD Free Cash Flow (c)	$105.7	$88.3

a)	Percentage change in sales before foreign currency translation and the impact of an extra week in the 2009 fiscal year.

b)	Excludes restructuring and asset impairment charges and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).
     “Avery Dennison delivered a strong second quarter, with double-digit sales growth and solid margin expansion,” said Dean A. Scarborough, Avery Dennison chairman, president and CEO. “I’m especially pleased with the improved performance of Retail Information Services, which expanded operating margin above pre-recession levels. Our core pressure-sensitive materials businesses had solid results, including double-digit sales growth in all regions, and our investments in marketing have enabled us to convert more brand owners to pressure-sensitive solutions from other labeling technologies.
     “The second half of the year will be more challenging than the second quarter, which is traditionally our strongest,” Scarborough said. “While we expect solid second-half revenue growth, margins will come under pressure from rising raw material costs and Office Products’ investments in innovation and demand creation. At the same time, we are on track to exceed our original target for strong free cash flow.
     “We are confident about our future,” Scarborough said. “We have leadership positions in rapidly growing emerging markets, which continue to lead the global economic recovery. As the world’s leading producer of RFID inlays, we’re excited by the accelerating growth in demand for item-level retail tagging solutions and other applications. Our investments in developing branding and information solutions are starting to pay off in innovative products and solutions, better service and stronger customer relationships. We are well positioned for long-term profitable growth.”
     For more details on the Company’s results, see the Company’s supplemental presentation materials, “Second Quarter 2010 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
Second Quarter 2010 Results by Segment
All references to sales reflect comparisons on an organic basis, which excludes the impact of foreign currency translation. All references to operating margin exclude the impact of restructuring, asset impairment charges, and other items.
Pressure-sensitive Materials (PSM)
▪	Roll Materials sales grew mid-teens percent, reflecting strength in all regions. Sales grew low-teens percent in the Graphics and Reflective Products division.

▪	Operating margin increased due to higher volume and the benefits from productivity actions, partially offset by raw material inflation.
Retail Information Services (RIS)
▪	Sales growth in what is this segment’s seasonally largest quarter reflected increased demand, due in part to significant inventory destocking that occurred among apparel retailers in the first half of 2009, as well as new programs with key brands and retailers.

▪	Operating margin expanded above pre-recession levels due to increased volume and the benefit of restructuring and other productivity initiatives.
Office and Consumer Products (OCP)
▪	The decline in sales reflected weak end-market demand.

▪	Operating margin declined due to increased investment in consumer promotions and marketing, as well as lower volume.
Other specialty converting businesses
▪	Sales growth primarily reflected increased demand for products for automotive applications, which was down sharply in the second quarter of 2009.

▪	The improvement in operating margin reflected increased volume and the benefit of restructuring and productivity actions, partially offset by raw material inflation.

Consolidated Items and Actions
▪	In the fourth quarter of 2008, the Company began a restructuring program to reduce costs across all segments of the business. In the second quarter of 2010, the Company delivered approximately $20 million in incremental savings from these actions, net of transition costs, and achieved its goal of $180 million in annualized savings.

▪	The effective (GAAP) tax rate was 33 percent in the second quarter. The adjusted year-to-date tax rate in the second quarter was 23 percent.
2010 Outlook
The Company has adjusted its previous guidance. In the Company’s supplemental presentation materials, “Second Quarter 2010 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2010 financial results. Based on the factors listed and other assumptions, the Company now expects reported revenue growth of 7 to 8 percent, adjusted (non-GAAP) Earnings Per Share of $2.60 to $2.80, and Free Cash Flow in 2010 of approximately $350 million.
Note: Throughout this release and the supplemental presentation materials, all calculations of amounts on a per share basis reflect fully-diluted shares outstanding.
Avery Dennison (NYSE:AVY) helps make brands more inspiring and the world more intelligent. For 75 years the company has been a global leader in pressure-sensitive technology and materials, retail branding and information solutions, and organization and identification products for offices and consumers. A FORTUNE 500 company with sales of $6 billion in 2009, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.
# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in tax laws and regulations; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products and on the carrying value of its assets; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the impact of changes in tax laws and regulations throughout the world.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s most recent Form 10-K, filed on March 1, 2010, with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the Second Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 3, 2010	Jul. 4, 2009	Jul. 3, 2010	Jul. 4, 2009
	(13 Weeks)	(13 Weeks)	(26 Weeks)	(27 Weeks)

Net sales	$1,680.1	$1,455.4	$3,234.8	$2,881.6
Cost of products sold	1,189.7	1,065.1	2,303.6	2,146.2

Gross profit	490.4	390.3	931.2	735.4
Marketing, general & administrative expense	338.9	300.1	679.0	604.3
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	832.0
Interest expense	21.1	20.4	38.6	47.9
Other expense, net (1)	4.6	29.6	10.9	126.9

Income (loss) from operations before taxes	125.8	40.2	202.7	(875.7)
Provision for (benefit from) income taxes	42.0	0.4	64.2	(16.6)

Net income (loss)	$83.8	$39.8	$138.5	$(859.1)

Per share amounts:
Net income (loss) per common share, assuming dilution	$0.78	$0.38	$1.30	$(8.41)

Average common shares outstanding, assuming dilution	106.8	105.7	106.6	102.2

Common shares outstanding at period end	105.7	105.1	105.7	105.1

(1)	Other expense, net, for the second quarter of 2010 includes $2.5 of restructuring costs and asset impairment charges, $1.9 of loss from curtailment and settlement of a pension obligation, and $1.2 of loss from debt extinguishment, partially offset by ($.5) related to a gain on sale of investment, and ($.5) related to legal settlements.

Other expense for the second quarter of 2009 includes $29.6 of restructuring costs, asset impairment and lease cancellation charges.

Other expense, net, for 2010 YTD includes $7.4 of restructuring costs and asset impairment charges, $1.9 of loss from curtailment and settlement of a pension obligation, $1.2 of loss from debt extinguishment, and $.9 of legal settlements, partially offset by ($.5) related to a gain on sale of investment.

Other expense for 2009 YTD includes $68.7 of restructuring costs, asset impairment and lease cancellation charges, $37 of legal settlements, and $21.2 of loss from debt extinguishment.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlements, certain effects of acquisitions and related integration costs, loss from debt extinguishment, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of charges for goodwill and indefinite-lived intangible asset impairments, restructuring costs and asset impairment and lease cancellation charges, legal settlements, loss from debt extinguishment, and loss from curtailment and settlement of pension obligations to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) and items that occur infrequently (e.g. legal settlement costs, loss from debt extinguishment) from calculations of the Company’s earnings and operating margin; (2) the exclusion of certain effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While certain items that the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 3, 2010	Jul. 4, 2009	Jul. 3, 2010	Jul. 4, 2009
	(13 Weeks)	(13 Weeks)	(26 Weeks)	(27 Weeks)

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,680.1	$1,455.4	$3,234.8	$2,881.6

Income (loss) from operations before taxes	$125.8	$40.2	$202.7	$(875.7)

GAAP Operating Margin	7.5%	2.8%	6.3%	(30.4%)

Income (loss) from operations before taxes	$125.8	$40.2	$202.7	$(875.7)
Non-GAAP adjustments:
Restructuring costs	1.9	25.8	6.6	42.9
Asset impairment and lease cancellation charges	0.6	3.8	0.8	25.8
Loss from curtailment and settlement of a pension obligation	1.9	—	1.9	—
Loss from debt extinguishment	1.2	—	1.2	21.2
Legal settlements	(0.5)	—	0.9	37.0
Gain on sale of investment	(0.5)	—	(0.5)	—
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	832.0
Interest expense	21.1	20.4	38.6	47.9

Adjusted non-GAAP operating income before taxes and interest expense	$151.5	$90.2	$252.2	$131.1

Adjusted Non-GAAP Operating Margin	9.0%	6.2%	7.8%	4.5%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income (loss)	$83.8	$39.8	$138.5	$(859.1)
Non-GAAP adjustments, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	812.6
All other (1)	16.1	19.5	26.4	117.2

Adjusted Non-GAAP Net Income	$99.9	$59.3	$164.9	$70.7

(continued)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	Jul. 3, 2010	Jul. 4, 2009	Jul. 3, 2010	Jul. 4, 2009
	(13 Weeks)	(13 Weeks)	(26 Weeks)	(27 Weeks)

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income (loss) per common share, assuming dilution	$0.78	$0.38	$1.30	$(8.41)
Non-GAAP adjustments per share, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	—	—	7.95
All other (1)	0.16	0.18	0.25	1.15

Adjusted Non-GAAP income per common share, assuming dilution	$0.94	$0.56	$1.55	$0.69

Average common shares outstanding, assuming dilution	106.8	105.7	106.6	102.2

(1)	Reflects the full year estimated tax rate effect and the after-tax effect of charges for restructuring costs, asset impairment and lease cancellation charges, loss from curtailment and settlement of a pension obligation, loss from debt extinguishment, legal settlements, and gain on sale of investment.

	(UNAUDITED)
	Six Months Ended
	Jul. 3, 2010	Jul. 4, 2009
	(26 Weeks)	(27 Weeks)

Reconciliation of GAAP to Non-GAAP Cash Flow: (2)

Net cash provided by operating activities	$143.1	$132.8
Purchases of property, plant and equipment, net	(27.4)	(29.7)
Purchases of software and other deferred charges	(10.4)	(14.9)
Proceeds from sale of investments, net	0.4	0.1

Free Cash Flow	$105.7	$88.3

(2)	Certain prior year amounts have been reclassified to conform with the 2010 presentation.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010 (1)	2009 (2)	2010	2009

Pressure-sensitive Materials	$923.9	$793.6	$87.5	$50.6	9.5%	6.4%
Retail Information Services	411.9	330.9	35.6	(5.1)	8.6%	(1.5%)
Office and Consumer Products	208.9	216.9	31.5	34.5	15.1%	15.9%
Other specialty converting businesses	135.4	114.0	4.2	(11.2)	3.1%	(9.8%)
Corporate Expense	N/A	N/A	(11.9)	(8.2)	N/A	N/A
Interest Expense	N/A	N/A	(21.1)	(20.4)	N/A	N/A

TOTAL FROM OPERATIONS	$1,680.1	$1,455.4	$125.8	$40.2	7.5%	2.8%

(1)	Operating income for the second quarter of 2010 includes $2.5 of restructuring costs and asset impairment charges, $1.9 of loss from curtailment and settlement of a pension obligation, and $1.2 of loss from debt extinguishment, partially offset by ($.5) related to a gain on sale of investment, and ($.5) related to legal settlements. Of the total $4.6, the Pressure-sensitive Materials segment recorded $1.5, the Retail Information Services segment recorded $.6, the Office and Consumer Products segment recorded $1.8, and Corporate recorded $.7.

(2)	Operating income for the second quarter of 2009 includes $29.6 of restructuring costs, asset impairment and lease cancellation charges, of which the Pressure-sensitive Materials segment recorded $13.8, the Retail Information Services segment recorded $5.1, the Office and Consumer Products segment recorded $3, and the other specialty converting businesses recorded $7.7.
Certain prior year amounts have been reclassified to conform with the 2010 presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010	2009

Pressure-sensitive Materials
Operating income, as reported	$87.5	$50.6	9.5%	6.4%
Non-GAAP adjustments:
Restructuring costs	2.0	13.4	0.2%	1.7%
Asset impairment and lease cancellation charges	—	0.4	—	—
Legal settlements	(0.5)	—	(0.1%)	—

Adjusted non-GAAP operating income	$89.0	$64.4	9.6%	8.1%

Retail Information Services
Operating income (loss), as reported	$35.6	$(5.1)	8.6%	(1.5%)
Non-GAAP adjustments:
Restructuring costs	—	4.6	—	1.4%
Asset impairment and lease cancellation charges	0.6	0.5	0.2%	0.1%

Adjusted non-GAAP operating income	$36.2	$—	8.8%	—

Office and Consumer Products
Operating income, as reported	$31.5	$34.5	15.1%	15.9%
Non-GAAP adjustments:
Restructuring costs	(0.1)	0.3	(0.1%)	0.1%
Asset impairment charges	—	2.7	—	1.3%
Loss from curtailment and settlement of a pension obligation	1.9	—	0.9%	—

Adjusted non-GAAP operating income	$33.3	$37.5	15.9%	17.3%

Other specialty converting businesses
Operating income (loss), as reported	$4.2	$(11.2)	3.1%	(9.8%)
Non-GAAP adjustments:
Restructuring costs	—	7.5	—	6.5%
Asset impairment charges	—	0.2	—	0.2%

Adjusted non-GAAP operating income (loss)	$4.2	$(3.5)	3.1%	(3.1%)

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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010 (1)	2009 (2)	2010	2009
	(26 weeks)	(27 weeks)	(26 weeks)	(27 weeks)	(26 weeks)	(27 weeks)

Pressure-sensitive Materials	$1,821.1	$1,602.4	$175.3	$50.4	9.6%	3.1%
Retail Information Services	756.7	646.1	35.1	(858.1)	4.6%	(132.8%)
Office and Consumer Products	388.8	401.3	50.9	57.9	13.1%	14.4%
Other specialty converting businesses	268.2	231.8	7.0	(39.1)	2.6%	(16.9%)
Corporate Expense	N/A	N/A	(27.0)	(38.9)	N/A	N/A
Interest Expense	N/A	N/A	(38.6)	(47.9)	N/A	N/A

TOTAL FROM OPERATIONS	$3,234.8	$2,881.6	$202.7	$(875.7)	6.3%	(30.4%)

(1)	Operating income for 2010 includes $7.4 of restructuring costs and asset impairment charges, $1.9 of loss from curtailment and settlement of a pension obligation, $1.2 of loss from debt extinguishment, and $.9 of legal settlements, partially offset by ($.5) related to a gain on sale of investment. Of the total $10.9, the Pressure-sensitive Materials segment recorded $3.4, the Retail Information Services segment recorded $4, the Office and Consumer Products segment recorded $2.5, the other specialty converting businesses recorded $.3, and Corporate recorded $.7.

(2)	Operating loss for 2009 includes $832 of goodwill and indefinite-lived intangible asset impairment charges, $68.7 of restructuring costs, asset impairment and lease cancellation charges, $37 of legal settlements, and $21.2 of loss from debt extinguishment. Of the total $958.9, the Pressure-sensitive Materials segment recorded $61.9, the Retail Information Services segment recorded $846.7, the Office and Consumer Products segment recorded $5.7, the other specialty converting businesses recorded $23.4, and Corporate recorded $21.2.
Certain prior year amounts have been reclassified to conform with the 2010 presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010	2009

Pressure-sensitive Materials
Operating income, as reported	$175.3	$50.4	9.6%	3.1%
Non-GAAP adjustments:
Restructuring costs	3.5	21.0	0.2%	1.3%
Asset impairment and lease cancellation charges	0.2	3.9	—	0.3%
Legal settlements	(0.3)	37.0	—	2.3%

Adjusted non-GAAP operating income	$178.7	$112.3	9.8%	7.0%

Retail Information Services
Operating income (loss), as reported	$35.1	$(858.1)	4.6%	(132.8%)
Non-GAAP adjustments:
Restructuring costs	2.2	10.4	0.3%	1.6%
Asset impairment and lease cancellation charges	0.6	4.3	0.1%	0.6%
Legal settlements	1.2	—	0.2%	—
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0	—	128.8%

Adjusted non-GAAP operating income (loss)	$39.1	$(11.4)	5.2%	(1.8%)

Office and Consumer Products
Operating income, as reported	$50.9	$57.9	13.1%	14.4%
Non-GAAP adjustments:
Restructuring costs	0.6	1.2	0.1%	0.3%
Asset impairment charges	—	4.5	—	1.1%
Loss from curtailment and settlement of a pension obligation	1.9	—	0.5%	—

Adjusted non-GAAP operating income	$53.4	$63.6	13.7%	15.8%

Other specialty converting businesses
Operating income (loss), as reported	$7.0	$(39.1)	2.6%	(16.9%)
Non-GAAP adjustments:
Restructuring costs	0.3	10.3	0.1%	4.4%
Asset impairment charges	—	13.1	—	5.7%

Adjusted non-GAAP operating income (loss)	$7.3	$(15.7)	2.7%	(6.8%)

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Jul. 3, 2010	Jul. 4, 2009

ASSETS
Current assets:
Cash and cash equivalents	$148.9	$91.9
Trade accounts receivable, net	1,055.8	975.6
Inventories, net	564.1	518.4
Other current assets	209.6	208.2

Total current assets	1,978.4	1,794.1
Property, plant and equipment, net	1,243.0	1,404.0
Goodwill	906.6	940.0
Other intangibles resulting from business acquisitions, net	240.5	277.1
Non-current deferred and refundable income taxes	210.9	204.6
Other assets	458.1	423.4

	$5,037.5	$5,043.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$526.7	$791.6
Accounts payable	770.5	608.0
Other current liabilities	600.3	616.5

Total current liabilities	1,897.5	2,016.1
Long-term debt	1,060.5	1,134.9
Other long-term liabilities	670.1	690.9
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	711.2	623.1
Retained earnings	1,593.7	1,432.7
Accumulated other comprehensive loss	(217.8)	(219.5)
Employee stock benefit trusts	(131.4)	(188.3)
Treasury stock at cost	(670.4)	(570.8)

Total shareholders’ equity	1,409.4	1,201.3

	$5,037.5	$5,043.2

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Six Months Ended
	Jul. 3, 2010	Jul. 4, 2009
	(26 Weeks)	(27 Weeks)

Operating Activities:
Net income (loss)	$138.5	$(859.1)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	85.8	94.0
Amortization	35.8	38.6
Provision for doubtful accounts	13.6	9.5
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0
Asset impairment and net loss on sale and disposal of assets	1.1	28.0
Loss from debt extinguishment	1.2	21.2
Stock-based compensation	16.2	13.2
Other non-cash expense and loss	21.5	12.1
Other non-cash income and gain	—	(7.2)

	313.7	182.3
Changes in assets and liabilities and other adjustments, net of the effect of business acquisitions	(170.6)	(49.5)

Net cash provided by operating activities	143.1	132.8

Investing Activities:
Purchases of property, plant and equipment, net	(27.4)	(29.7)
Purchases of software and other deferred charges	(10.4)	(14.9)
Proceeds from sale of investments, net	0.4	0.1
Other	—	(5.0)

Net cash used in investing activities	(37.4)	(49.5)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	48.1	65.4
Additional borrowings (maturities longer than 90 days)	249.8	—
Payments of debt (maturities longer than 90 days)	(340.2)	(73.4)
Dividends paid	(44.5)	(89.6)
Proceeds from exercise of stock options, net	1.6	0.2
Other	(8.8)	—

Net cash used in financing activities	(94.0)	(97.4)

Effect of foreign currency translation on cash balances	(0.9)	0.5

Increase (decrease) in cash and cash equivalents	10.8	(13.6)

Cash and cash equivalents, beginning of year	138.1	105.5

Cash and cash equivalents, end of period	$148.9	$91.9

Certain prior year amounts have been reclassified to conform with the 2010 presentation.
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